SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             SiRF Technology, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                77-0557635
(State of Incorporation or Organization)     IRS Employer Identification No.)

                 148 E. Brokaw Road, San Jose, California 95112
              (Address of Principal Executive Offices) (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title Of Each Class             Name Of Each Exchange On Which
           To Be So Registered             Each Class Is To Be Registered
        -------------------------        ----------------------------------

                    None                               None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. | |

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

     Securities Act registration statement file number to which this form relates: 333-47452.

     Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, $0.0001 PAR VALUE PER SHARE
                 ---------------------------------------------
                                (Title of class)

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

In response to this item, incorporated by reference is the description of the Common Stock, $0.0001 par value per share (the "Common Stock"), of SiRF Technology, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated November 13, 2000 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-47452) (the "Registration Statement"), together with the description contained under such caption included in the form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus is incorporated by reference herein.

Item 2.   EXHIBITS.

     The following exhibits are filed as a part of this Registration
Statement:

     1(a) Amended and Restated Articles of Incorporation of the Registrant
          (incorporated herein by reference to Exhibit 3.3 to the Registration Statement).

     1(b) Form of Restated Certificate of Incorporation to be filed upon closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

     2(a) Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registration Statement).

     2(b) Form of Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

     3 Form of stock certificate for Common Stock of Registrant (incorporated herein by reference to Exhibit 4.1 to the Registration Statement)

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:  November 16, 2000.

                                       SiRF TECHNOLOGY, INC.



                                       By          /s/ Jackson Hu
                                          ------------------------------------
                                                     Jackson Hu
                                         President and Chief Executive Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER         EXHIBIT

1(a) Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

1(b) Form of Restated Certificate of Incorporation to be filed upon closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

2(a) Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registration Statement).

2(b) Form of Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

3 Form of stock certificate for Common Stock of Registrant (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).